Exhibit 99(a)

Survivair, Inc.
(A wholly-owned subsidiary of
Comasec Holdings, Inc.)
Financial Statements
December 31, 1996 and 1995




Balance Sheet

                                                                                        December 31,
                                                        Notes                  1996                     1995
Assets

Current Assets:                                                           $   765,066               $   409,619
   Cash and cash equivalents
   Accounts receivable, net of allowance for
   doubtful accounts of $69,000 and $35,000                                 2,911,913                 3,046,905
   Inventories                                          1 & 2               3,418,036                 4,274,916
   Deferred income taxes                                1 & 5                 644,984                   874,608
   Prepaid expenses and other receivables                                     264,447                   402,209
                                                                              -------                   -------

     Total current assets                                                   8,004,446                 9,008,257

Property, plant and equipment, net                      1 & 3               2,575,120                 2,009,212
Intangible assets, net of accumulated
amortization of $295,060 and $265,550                     1                    44,738                    74,248
Amounts due from Parent                                   7                 2,367,493                 1,054,401
Amounts due from affiliates                               7                     6,577                        -0-
                                                                     ----------------        -------------------

                                                                         $ 12,998,374              $ 12,146,118
                                                                         ============              ============

Liabilities and Shareholder's Equity

Current Liabilities:
   Accounts payable and
   accrued expenses                                       9                $2,248,388                $2,363,685

Noncurrent liabilities:
   Deferred income taxes                                1 & 5                  48,477                    35,257
   Amounts due to Parent/affiliates                       7                   119,221                     9,385
   Long-term debt                                         4                        -0-                  800,000
                                                                       ---------------                  -------

                                                                            2,416,086                 3,208,327
                                                                            ---------                 ---------


Commitments and Contingencies                         1,6,7 & 8

Shareholders equity:
   Common stock, no par value; 20,000
   shares authorized, 1,000 shares issued
   and outstanding                                                          1,814,280                 1,814,280
   Retained earnings                                                        8,768,008                 7,123,511
                                                                            ---------                 ---------

     Total shareholder's equity                                            10,582,288                 8,937,791
                                                                           ----------                 ---------

                                                                       $   12,998,374            $   12,146,118
                                                                       ==============            ==============



                                  The accompanying notes are an integral part of these financial statements.




Statement of Income


                                                                                   For the year ended
                                                                                      December 31,
                                                        Notes                1996                     1995

Net sales                                                                 $ 30,339,247             $ 31,694,564
Cost of products sold                                                       19,834,784               19,852,364
                                                                            ----------               ----------

         Gross profit                                                       10,504,463               11,842,200

Other expenses:
     General and administrative expenses                                     2,927,084                3,089,937
     Selling expenses                                                        4,457,632                4,589,471
     Other expenses                                     6 & 7                  313,592                  187,038
     Interest expense, net                                                      21,310                   46,078
                                                                          ------------             ------------

Income before provision for income taxes                                     2,784,845                3,929,676

Provision for income taxes                              1 & 5                1,140,348                1,596,803
                                                                             ---------                ---------

Net income                                                                 $ 1,644,497               $2,332,873
                                                                           ===========               ==========





                                  The accompanying notes are an integral part of these financial statements.



Statement of Shareholder's Equity


                                                                                                  Total
                                                 Common stock                   Retained       Shareholder's
                                          Shares            Amount               Earnings         Equity

Balance at December 31, 1994               1,000        $ 1,814,280          $ 4,790,638         $6,604,918

Net income                               -------          ---------            2,332,873         2,332,873
                                                                               ---------         ---------

Balance at December 31, 1995               1,000          1,814,280            7,123,511         8,937,791
                                         -------          ---------            ---------         ---------

Net income                                ------          ---------            1,644,497         1,644,497
                                                                               ---------         ---------

Balance at December 31, 1996               1,000        $ 1,814,280          $ 8,768,008      $ 10,582,288
                                           =====        ===========          ===========      ============





                                  The accompanying notes are an integral part of these financial statements.




Statement of Cash Flows

                                                                                  For the year ended
                                                                                      December 31,
                                                                                1996                  1995

Cash flows from operating activities:
     Net income                                                               $1,644,497          $ 2,332,873
     Adjustments to reconcile net income to net cash
     provided by operating activities:
       Depreciation                                       824,033                                     669,619
       Amortization                                        29,510                                      29,510
       Allowance for doubtful accounts                     34,000                                    (115,000)
       Loss on disposal of assets                           2,853                                          -0-
       Deferred income taxes                              242,844                                     177,948
                                                          -------                                     -------
                                                                               1,133,240              762,077

                                                                               2,777,737            3,094,950
     Changes in operating assets and liabilities:
       Accounts receivable                                100,992                                    (148,810)
       Inventories                                        856,880                                     321,630
       Prepaid expenses and other receivables             137,762                                    (277,247)
       Accounts payable and accrued expenses             (115,297)                                   (597,886)
                                                         ---------                                   ---------
                                                                                 980,337             (702,313)
                                                                                 -------             ---------

         Net cash provided by operating activities                             3,758,074            2,392,637
                                                                               ---------            ---------

Cash flows from investing activities:
         Net cash used in investing activities -
         capital expenditures                                                 (1,392,794)            (978,226)
                                                                              -----------            ---------

Cash flows from financing activities:
     Amounts due from affiliates                           (6,577)                                    113,726
     Amounts due from Parent                           (1,313,092)                                 (1,054,401)
     Net borrowings (repayments) on long-term debt       (800,000)                                    800,000
     Amounts due to Parent/affiliates                     109,836                                  (2,164,856)
                                                          -------                                  -----------

         Net cash used in financing activities                                (2,009,833)          (2,305,531)
                                                                              -----------          -----------

Net increase (decrease) in cash and cash equivalents                             355,447             (891,120)

Cash and cash equivalents at beginning of year                                   409,619            1,300,739
                                                                                 -------            ---------

Cash and cash equivalents at end of year                                       $ 765,066            $ 409,619
                                                                               =========            =========





                                  The accompanying notes are an integral part of these financial statements.


Notes to the Financial Statements

1.        Description of business and summary of significant accounting policies

          Description   of  business
          Survivair, Inc. (the Company) is a manufacturer of self contained breathing apparatus, air purifying respirators, replacement cartridges and gas detection equipment, with customers primarily in the United States of America. The Company is a wholly-owned subsidiary of Comasec Holdings, Inc. (the Parent). The Parent is a wholly-owned subsidiary of Comasec International, S.A.

          Summary of significant accounting policies

          Use of  estimates  in the  preparation  of  financial  statements
          The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period.

          Cash and cash equivalents
          For purposes of the statement of cash flows, the Company considers all highly liquid instruments purchased with an original maturity of less than three months to be cash equivalents.

          Inventories
          Inventories are recorded at the lower of cost or market, cost being determined on a first-in, first-out (FIFO) basis.

          Depreciation
          Depreciation of property, plant and equipment is calculated on a straight-line basis over the estimated useful lives of the assets, typically ranging from three to nine years. Expenditures for maintenance, repairs and minor renewals are charged directly to expense as incurred. When property and equipment are sold or otherwise disposed of, the related cost and accumulated depreciation are removed from the accounts and the resulting gains or losses are reported in the results of operations.

          Intangible  assets
          Intangible assets include the cost in excess of the fair value of assets purchased and patents. Intangible assets are amortized on a straight-line basis over their estimated useful lives, ranging from eleven to twenty years.

          Research and development costs
          Cost of products sold includes research and development costs of $1,540,261 in 1996 and $1,541,394 in 1995.

          Fair value of  financial  instruments
          The Company values financial instruments as required by Statement of Financial Accounting Standards No. 107, "Disclosures about Fair Values of Financial Instruments" (SFAS 107). The carrying amounts of cash and cash equivalents, accounts and other receivables, accounts payable, accrued expenses and debt approximate fair value. For certain balances due to or from related parties a reasonable estimate of fair value could not be made without incurring excessive costs. Accordingly, all balances due to or from related parties are carried at their original cost.

          Income taxes
          The Company accounts for income taxes in accordance with the provision of Statement of Financial Accounting Standards No. 109 (SFAS 109). Under the liability method specified by SFAS 109, the deferred tax assets and liabilities are measured each year based on the difference between the financial statement and tax bases of assets and liabilities at the applicable enacted tax rates. The deferred tax provision is the result of changes in the deferred tax assets and liabilities.

          The Company is included in the consolidated group filing of Federal income taxes of the Parent. Current and deferred income taxes of the Company have been allocated as if the Company were a separate taxpayer.

          The Parent's consolidated Federal income tax returns for the years ended December 31, 1991 through 1995 are under examination by the IRS. Management does not believe that the ultimate resolution of such examination will have a material adverse impact on the Company's financial condition or results of operations.

          Statement  of  Cash  Flows

          Supplemental  disclosures of cash flow  information:
               Cash paid during the year for interest        $23,811     $54,774

          Reclassifications
          Certain prior year amounts have been reclassified to conform with the December 31, 1996 presentation.

2.        Inventories

          Inventories comprised the following at December 31, 1996 and 1995, respectively:

                                     1996                       1995

          Raw materials         $ 2,260,245                $ 2,584,938
          Work-in-process           538,849                    695,809
          Finished goods          1,033,507                  1,391,169
                                  ---------                  ---------

                                  3,832,601                  4,671,916

          Less reserves            (414,565)                  (397,000)
                                   ---------                  ---------
                                $ 3,418,036                $ 4,274,916
                                ===========                ===========

3.       Property, plant and equipment, net

          Property, plant and equipment comprised the following at December 31, 1996 and 1995, respectively:

                                                                  1996              1995

          Leasehold improvements                              $1,141,392        $1,141,392
          Equipment                                           7,690,542          6,184,613
          Furniture, fixtures and office equipment            1,761,300          1,622,456
                                                               ---------          ---------

                                                               10,593,234         8,948,461

          Less accumulated depreciation and amortization     (8,254,576)        (7,462,598)
                                                              -----------        -----------

                                                               2,338,658          1,485,863
          Construction-in-process                              236,462            523,349
                                                                -------            -------

                                                              $ 2,575,120        $ 2,009,212
                                                              ===========        ===========

4.        Notes payable

          As of December 31, 1996, the Company has a credit agreement with a bank, effective May 13, 1991, which provides for a $5,000,000 revolving line of credit which expires on June 14, 1999. The Company may at its option reduce the revolving line of credit amount by increments of $500,000. This revolving line of credit accrues interest on each borrowing at the Adjusted Eurodollar Rate, as specified in the credit agreement, plus 1.375% or the prime rate as specified in the credit agreement, at the Company's option. The credit agreement is collateralized by all the assets of the Company. Under the provisions of the credit agreement, the Company must comply with certain restrictive covenants, including maintenance of certain financial ratios.

          No amounts were outstanding under this agreement at December 31, 1996. Borrowings outstanding under this agreement were $800,000 at December 31, 1995.

5.        Income taxes

          The income tax provision comprises the following for the years ended December 31, 1996 and 1995, respectively:

                                        1996                         1995
           Current:
                Federal            $ 708,592                   $ 1,057,840
                State                188,912                       361,015
                                     -------                       -------

                                     897,504                     1,418,855
                                     -------                     ---------

           Deferred:
                Federal              146,670                       139,764
                State                 96,174                        38,184
                                      ------                        ------

                                     242,844                       177,948
                                     -------                       -------

                                  $1,140,348                    $1,596,803
                                  ==========                    ==========

          The effective income tax rate was approximately 41% at December 31, 1996 and 1995. Deferred tax assets and liabilities are measured based on the difference between the financial statement and tax bases of assets and liabilities at the applicable enacted tax rates. Deferred tax assets and liabilities are the result of depreciation expense, inventory cost capitalization, allowance for doubtful accounts receivable and currently non-deductible accrued liabilities.

6.        Commitments

          The Company leases its manufacturing and office facilities and vehicles under noncancellable operating leases with expiration dates through February 2005.

          Future minimum lease payments under noncancellable operating leases are as follows:

                Year ending December 31,
                ------------------------

                          1997                           $302,711
                          1998                            436,946
                          1999                            410,412
                          2000                            447,898
                          2001                            447,898
                       Thereafter                       1,444,470
                                                       ----------
                                                       $3,490,335
                                                       ==========

          For the years ended December 31, 1996 and 1995 the Company incurred rent expense of $597,549 and $608,135, respectively.

          During 1996, the Company made a $150,000 payment to a supplier to cancel a purchase commitment. Such amount is included in other expenses in the accompanying Statement of Income.

7. Amounts due from (to) Parent and affiliates and related party transactions

          Non-interest bearing amounts due from (to) Parent and affiliates comprised the following:

                                                       1996             1995

           Amounts due from Parent                 $ 2,367,493      $ 1,054,401

           Amounts due to Parent                           -0-           (9,385)

           Amounts due from (to) affiliates:

                Comasec S.A.                             4,994               -0-
                Fenzy, S.A.                              1,583               -0-
                Comasec International, S.A.           (119,221)              -0-
                                                      ---------    -------------

          Net amounts due from (to) Parent and      $ 2,254,849      $ 1,045,016
          affiliates                                ===========      ===========

          Amounts due from (to) Parent and affiliates primarily comprise balances relating to various purchases, sales and loans between the Company, the Parent and its affiliates. Amounts due from (to) Parent and affiliates are not anticipated to be collected within the next year. Accordingly, such amounts have been classified as non-current.

          During 1996 and 1995, the Company sold inventory to related party entities totaling $646,272 and $355,034, respectively, and purchased inventory from Fenzy, S.A. totaling $58,402 and $39,805, respectively.

          Comasec International, S.A. (CISA) provides management services to the Company for a fee. The management fee amounts have been included as a component of other expenses in the accompanying Statement of Income and totaled $74,319 and $105,098 for the years ended December 31, 1996 and 1995, respectively.

          At  December  31,  1996,  the  Company had  guaranteed  $1,000,000  of
          borrowings   available  to  a  related  party.   Management  does  not
          anticipate any material loss as a result of such guarantee.

8.        Contingencies

          The Company is a defendant in legal actions arising during the normal course of business. The litigation process is inherently uncertain and it is possible that the resolution of these disputes and lawsuits may adversely effect the Company. Management believes, however, that the ultimate resolution of such matters will not have a material adverse impact on the Company's financial position or results of operations.

9.        Employee benefit plans

          During 1996 and 1995, the Parent maintained a 401(k) savings and defined contribution pension plan covering substantially all employees of the Company who have attained the age of 21 and have at least one year of service with the Company. The Company contributed $435,136 and $425,425 for 1996 and 1995, respectively, including discretionary contributions of $250,000 for each of 1996 and 1995 to this pension plan.

10.       Subsequent Event

          On March 28, 1997, the shareholders of CISA entered into a definitive agreement to sell 100% of the issued and outstanding shares of CISA.